SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                            ------------------------

Date of Report: July 30, 1998

                              CONCORD CAMERA CORP.
             (Exact name of registrant as specified in its charter)

                     New Jersey                   13-3152196
         (State or other jurisdiction       (I.R.S Employer
         of incorporation or                 Identification No.)
         organization)


                                    0-17038
                            (Commission File Number)

35 Mileed Way, Avenel, New Jersey                      07001
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (732) 499-8280



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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

                  On July 30, 1998, the Registrant issued the press release attached hereto as Exhibit 99.1.

ITEM 7.  EXHIBITS

                  Press Release, dated July 30, 1998.



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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 30, 1998

                         CONCORD CAMERA CORP.
                            (Registrant)

                         By:    /s/ Harlan I. Press
                         Name:  Harlan I. Press
                         Title: Corporate Controller


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                                 EXHIBIT INDEX


Exhibit No.         Description

99.1                Press Release, dated July 30, 1998

                                                  EXHIBIT 99.1

CONTACT:                 or             LENS' INVESTOR RELATIONS COUNSEL:
Concord Camera Corp.                    The Equity Group, Inc.
Harlan I. Press, Controller             Marie Driscoll      (212) 836-9605
(732) 499-8280                          Linda Latman        (212) 836-9609
                                        FAX ON DEMAND       (888) 329-2802



                             FOR IMMEDIATE RELEASE

Avenel, New Jersey - July 30, 1998 - Concord Camera Corp. ("Concord")(NASDAQ National Market: LENS) today announced consummation of a private offering of $15 million of its 11% senior notes due 2005 made pursuant to Rule 144A under the Securites Act of 1933. The senior notes were issued at a price equal to 99% of the face amount thereof. The net proceeds from the placement will be used to support the Company's continued growth.


Concord Camera Corp. is principally engaged in the manufacture and sale of popularly-priced, easy-to-use, conventional and single-use 35 millimeter and Advanced Photo System cameras and 110 cartridge cameras which it manufactures and assembles in the Peoples Republic of China on an OEM basis and under the trade names CONCORD, KEYSTONE, LE CLIC, APEX and, for sales outside the United States and Mexico, ARGUS trade names, as well as private lables. The Company sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, Japan, United Kingdom, France and through independent sales agents.